Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Santa Maria Energy Holdings, LLC (the “Company”) of our report dated February 18, 2014, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ Hein & Associates LLP

Dallas, Texas

February 25, 2014